April 23, 2008

Office of the Chief Accountant

SECPS Letter File

Mail Stop 9-5

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Re:   Gulf Onshore, Inc.

File No. 001-28911

We have read the statements that we understand Gulf Onshore, Inc. will include under Item 4.01 of the Form 8-K report, dated April 22, 2008, it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

/s/  KABANI & COMPANY, Inc.

CERTIFIED PUBLIC ACCOUNTANTS